Exhibit 5.1

[THOMPSON & KNIGHT LLP LETTERHEAD]

July 1, 2009

South Texas Oil Company
300 East Sonterra Boulevard, Suite 1220
San Antonio, Texas 78258

Ladies and Gentlemen:

We have acted as special counsel for South Texas Oil Company, a Nevada corporation (the “Company”), in connection with the preparation and filing of a registration statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, relating to the registration by the Company of (i) 7,126,871 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), (ii) 35,106,520 shares of the Company’s common stock issuable upon conversion of the Company’s Series A Convertible Preferred Stock, (iii) 1,305,000 shares of the Company’s common stock issuable upon the exercise of certain purchase warrants issued by the Company, and (iv) 1,110,000 shares of the Company’s common stock issuable upon the conversion of certain convertible notes issued by the Company (items (ii), (iii) and (iv) collectively referred to herein as the “Issuable Shares”), with such Shares and Issuable Shares to be sold by certain selling stockholders as described in the Registration Statement.

In connection with the opinion expressed herein, we have examined the originals or copies, certified or otherwise authenticated to our satisfaction, of the Registration Statement, the agreements and instruments governing the issuance of the Issuable Shares and such corporate records of the Company, certificates of public officials and of officers of the Company, and other agreements, instruments and documents as we have deemed necessary to require as a basis for the opinion hereinafter expressed (the “Transaction Documents”). In rendering the opinions expressed below, we have assumed:

(i)	The genuineness of all signatures.

(ii)	The authenticity of the originals of the documents submitted to us.

(iii)	The conformity to authentic originals of any documents submitted to us as copies.

(iv)
As to matters of fact, the truthfulness of the representations made or otherwise incorporated the Transaction Documents and representations and statements made in certificates of public officials and officers of the Company.

(v)	That the Transaction Documents constitute valid, binding and enforceable obligations of each party thereto.

(vi)	Each natural person signing the Transaction Documents reviewed by us had the legal capacity to do so.

(vii)	Each natural person signing the Transaction Documents reviewed by us in a representative capacity had authority to sign in such capacity.

We have not independently established the validity of the foregoing assumptions.

Based on the foregoing and in reliance thereon, and subject to the assumptions and qualifications specified herein, it is our opinion that the Shares have been duly authorized, validly issued, fully paid and non-assessable and that the Issuable Shares have been duly authorized by the Company and, when issued and delivered as provided in the agreements and instruments governing the issuance of the Issuable Shares, the Issuable Shares will be validly issued, fully paid and non-assessable.

In rendering the opinion expressed herein, we have assumed that no action heretofore taken by the Board of Directors of the Company in connection with the matters described or referred to herein will be modified, rescinded or withdrawn after the date hereof.

We express no opinion as to the laws of any jurisdiction other than Chapter 78 of the Nevada Revised Statutes. We express no opinion as to any matter other than as expressly set forth above, and no opinion, other than the opinion given herein, may be inferred or implied herefrom. We undertake no, and hereby disclaim any, obligation to advise the Company or anyone else of any change in any matter set forth herein

We hereby consent to the reference to this firm in the prospectus that is a part of the Registration Statement under the caption “Legal Matters” as the attorneys who will pass upon the legal validity of the Securities and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. The foregoing, however, shall not constitute an admission to our being experts as provided for in Sections 7 and 11 of the Securities Act.

Respectfully Submitted,

/s/ Thompson & Knight LLP

JKT
BD